UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 19, 2012

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company.  Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries.  Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01                        Other Events.

As we have previously reported, on November 8, 2010, Arizona Public Service Company (“APS”) and Southern California Edison (“SCE”) entered into an asset purchase agreement (the “Asset Purchase Agreement”), providing for the purchase by APS of SCE’s 48% interest in each of Units 4 and 5 of the Four Corners Power Plant near Farmington, New Mexico (“Four Corners”).

Under the Asset Purchase Agreement, completion of the purchase by APS of SCE’s interest in Four Corners is subject to closing conditions.  The principal remaining condition to closing is the negotiation and execution of a new coal supply contract for Four Corners on terms reasonably acceptable to APS.

On December 19, 2012, BHP Billiton New Mexico Coal, Inc. (“BHP Billiton”), the parent company of BHP Navajo Coal Company (“BNCC”), the coal supplier and operator of the mine that serves Four Corners, announced that it has entered into a Memorandum of Understanding with the Navajo Nation setting out the key terms under which full ownership of BNCC would be sold to the Navajo Nation.  BHP Billiton would be retained by BNCC under contract as the mine manager and operator until July 2016.  Key terms of the new coal supply contract are being finalized by the Navajo Nation and APS and the other Four Corners co-owners.

As a result of this proposed change in ownership of BNCC, APS now expects that a new coal supply contract would be executed upon completion of negotiations and following the endorsement of the transfer of ownership of the stock of BNCC to a new Navajo Nation commercial enterprise to be established by the Navajo Nation Tribal Council.  The decision of the Tribal Council is currently expected to occur in the second quarter of 2013.

Pursuant to the Asset Purchase Agreement, either APS or SCE has a right to terminate the Agreement if satisfaction of the closing conditions has not occurred by December 31, 2012, unless the party seeking to terminate is then in breach of the Agreement.  APS currently intends to continue to work towards consummating its acquisition of SCE’s interest in Four Corners.  APS cannot predict whether the mutual right to terminate the Agreement will be exercised by a party to the Asset Purchase Agreement in the future, whether BHP Billiton and the Navajo Nation will consummate the transfer of ownership of BNCC, or whether the coal supply contract will be finalized and executed, such that closing can occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: December 19, 2012	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: December 19, 2012	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer